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Budget Rent a Car Corporation                                       EXHIBIT 99.1
World Headquarters
[BUDGET CAR AND TRUCK RENTAL LOGO]

                                                           NEWS RELEASE



CONTACT:  Scott White                                      FOR IMMEDIATE RELEASE
          Executive Vice President
          Corporate Development &
          Investor Relations
          Budget Group, Inc.
          630-955-7600

          Susan Welty
          Director, Public Relations
          Budget Group, Inc.
          630-955-7419

        BUDGET GROUP TO ACQUIRE RYDER TRS THROUGH MERGER AGREEMENT WITH
                                QUESTOR PARTNERS

        -Nation's #2 Consumer Truck Rental Company to Strengthen Budget
            Group's Growing Transporation-Related Companies Network-

Daytona Beach, FL, March 4, 1998 - Budget Group, Inc. (NYSE:BD) today announced the signing of a merger agreement to acquire Ryder TRS, Inc. from an investment group led by Questor Partners Fund, L.P. Ryder TRS is the nation's second-largest consumer truck rental company. Budget Group, through subsidiary companies and their franchisees, operates Budget Car and Truck Rental, the third largest car and truck rental system in the world.
     Under the terms of the agreement, Ryder TRS will continue to operate from its Denver headquarters as a wholly owned subsidiary of Budget Group. Ryder TRS shareholders will receive up to $265 million comprised of $125 million in cash, $120 million in Budget Group Class A common stock and up to $20 million of contingent additional consideration in return for 100 percent of the outstanding Ryder TRS stock. The stock portion of the agreement represents about 10 percent of Budget Group's outstanding common stock, or approximately
3.6 million shares. Budget Group will assume the Ryder TRS fleet debt of $266 million as well as public notes of $175 million.
     Budget Group expects the transaction to be slightly accretive to 1998 earnings and further accretive thereafter.

                                     -more-



              4225 Naperville Road - Lisle, Illinois - 60532-3662 -
                           Telephone: (630) 955-1900 -
                  Fax: (630) 955-7799 - www.budgetrentacar.com

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Budget/Ryder TRS - page 2

     Ryder TRS has annual revenues of $545 million and a fleet of approximately 30,000 trucks and vans available for local and one-way rentals from 4,000 locations across the U.S. "The Ryder TRS transaction is consistent with our strategy to build a synergistic network of transportation-related companies," said Sandy Miller, chairman and CEO of Budget Group. "Budget and Ryder TRS are two of the most distinguished and trusted brand names in the vehicle rental industry. Ryder TRS fits well with Budget Group's portfolio of car, truck, van and recreational vehicle rental and sales holdings," Miller noted.
     Budget Group will align its current Budget Truck Rental operations, recently acquired Cruise America (a leading RV rental and sales company in North America), and the Ryder TRS company under a newly established truck rental division.
     Commenting on the benefits of the merger, Miller stated, "With these three separate entities under the same division, we will gain significant economies of scale in fleet purchasing and management, vehicle maintenance, and in the costs of parts, supplies and equipment. In addition, this union creates opportunities to consolidate key administrative functions, such as fleet and yield management systems. Ryder TRS' strong, effective dealer network combined with the continuing successful performance of the Budget truck rental business, which has recently experienced record growth in revenue and earnings, creates extensive opportunities to strengthen and grow the one-way and local truck rental operations throughout North America and internationally."
     "In the 17 months since its separation from Ryder Systems Inc., we have transformed Ryder TRS into an aggressive stand-alone company with excellent financial, marketing and general management expertise. Our dealer network is the envy of the industry," said Jay Alix, managing principal of Questor and chairman of Ryder TRS. "Ryder TRS is becoming stronger than ever in the truck rental business, but the global trend toward consolidation in the vehicle rental industry is inevitable, with strategic mergers providing the most cost efficiencies and greater access to the capital markets needed to build stronger operating and financial performance. The shareholders of Ryder TRS look forward to being shareholders of Budget Group."


                                    - more -
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BUDGET / RYDER TRS - page 3

     The transaction has Ryder TRS shareholder approval and the approval of the Budget Group board of directors. No further board or shareholder approvals are required. Closing is expected to occur in the second quarter of 1998 following a vote by Budget Group's shareholders to increase the number of authorized Class A common shares. As a result of the merger, Jay Alix will be elected to the board of directors of Budget Group. Alix was a past CEO and president of National Car Rental, a former unit of General Motors now owned by Republic Industries. In addition, the transaction is subject to the receipt of any necessary government approvals.
     Shareholders of Ryder TRS are an investment group headed by Questor Partners Fund, L.P. The group, which also includes Madison Dearborn Capital Partners and Societe General, purchased the consumer truck rental business of Ryder Systems, Inc. in October 1996 in a $575 million transaction comprised of $125 million in equity and the balance financed with debt. These operations were then renamed Ryder TRS.
     Questor Management Company, Southfield, MI, manages Questor Partners Fund, which was established to acquire "special situation" companies, including the non-core divisions or subsidiaries of Fortune 1000 corporations. Its principals include Alix, who is the founding partner of Jay Alix & Associates, a corporate restructuring and turnaround consulting firm; Dan Lufkin, co-founder of Donaldson, Lufkin & Jenrette; Edward L. Scarff, former president of Transamerica Corporation; and Melvyn N. Klein, an attorney and a former executive at Donaldson, Lufkin & Jenrette. In addition to Ryder TRS, Questor Partners Fund's portfolio includes Schwinn Cycling & Fitness, Boulder, CO, AP Automotive Systems, Toledo, OH, and Channel Master, Smithfield, NC.
     Budget Group, Inc., through subsidiary companies and their franchisees, operates Budget Car and Truck Rental, the third largest worldwide car and truck rental system, with over 3,200 airport and local market locations in more than 120 countries and territories. In addition, the Company owns Premier Car Rental, which serves the insurance replacement market through a network of 150 locations in 17 major U.S. markets. Budget Car Sales is one of the largest independent retailers of late model vehicles in the United States, operating 26 retail car sales facilities. The Company also operates airport parking facilities at certain locations and through Van Pool Services leases 3,500 vans for van pooling operations in 60 urban areas. On January 28, 1998,

                                  -more-
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Budget/Ryder TRS - page 4

Budget Group acquired Cruise America, one of North America's largest recreational vehicle rental and sales companies, with a network of 91 locations and a fleet of more than 4,300 recreational vehicles, including motorhomes, truck campers and motorcycles.
     Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Budget or Ryder TRS to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Budget and Ryder TRS expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Budget's or Ryder TRS' expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.
     This press release does not constitute "proxy solicitation material" within the meaning of Regulation 14A and Schedule 14A of the Securities Exchange Act of 1934, as amended. In addition, this press release shall not constitute an offer to sell or the solicitation of an offer to buy Budget Class A common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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For queries directly related to Questor Partners Fund, contact:
Harry Savage at Bob Marston
Tel:  212-371-2200